UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2025
LiveWire Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41511	87-4730333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(650) 447-8424
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value per share	LVWR	New York Stock Exchange
Warrants to purchase common stock	LVWR WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 14, 2025, LiveWire Group, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The Company’s stockholders voted on two proposals as set forth below, each of which is described in detail in the 2025 Proxy Statement. The number of votes cast for, against, or withholding authority, and the number of abstentions and any broker non-votes, with respect to each matter voted upon are set forth below.

1.The director nominees listed below were elected at the Annual Meeting to serve as directors of the Company for a term of one-year and until each of their respective successors have been duly elected and qualified:

Director Nominee	Shares Voted in Favor	Shares Withholding Authority	Broker Non-Votes
Jochen Zeitz	192,332,096	230,972	755,456
William Cornog	191,954,493	608,575	755,456
John Garcia	192,530,811	32,257	755,456
Kjell Gruner	192,477,055	86,013	755,456
Glen Koval	192,327,411	235,657	755,456
Paul Krause	191,712,935	850,133	755,456
Luke Mansfield	192,233,203	329,865	755,456
Hiromichi Mizuno	192,524,687	38,381	755,456
Jonathan Root	192,233,450	329,618	755,456

2.The ratification of the selection of KPMG LLP as the Company’s independent registered public      accounting firm for the fiscal year ending December 31, 2025.

Shares Voted For	Shares Voted Against	Abstentions
193,287,099	20,031	11,394

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LiveWire Group, Inc.

Date: May 16, 2025	/s/ Allen Gerrard
Allen Gerrard
General Counsel & Board Secretary
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